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                                  FOURTH AMENDMENT TO
                           DATA PROCESSING SERVICE AGREEMENT

This Fourth Amendment to Data Processing Service Agreement (the "Amendment") is made as of January 2, 1992 by and between Central Life Assurance Company, an Iowa corporation, having its corporate office at 611 Fifth Avenue, Des Moines, Iowa 50309 ("Central") and Midland Savings Bank, FSB, F/K/A Midland Financial Savings and Loan Association, having its corporate office at 606 Walnut, Des Moines, Iowa 50309 ("Midland").

The parties hereto agree as follows:

1. BACKGROUND. Central and Midland entered into a Data Processing Service Agreement dated as of November 1, 1989 as amended by the First Amendment dated September 30, 1990, the Second Amendment dated as of May 1, 1991, (the "Agreement"), and the Third Amendment dated as of October 1, 1991. Midland wishes to introduce a new service utilizing an automated voice response unit to answer customer inquiries. Midland desires to provide this services and from 7:00 a.m. to 11:00 p.m. Monday through Sunday. Accordingly, Midland and Central wish to modify the Agreement.

2.  AMENDMENTS TO AGREEMENT. Section 1.02(i) is hereby amended to replace:

"Online processing operations - 7:30 a.m. to 7:30 p.m. Monday through Saturday."

With:

"Online processing operations - 7:00 a.m. to 11:00 p.m. Monday through Sunday."

Section 1.02 is amended to add the following sentences:

(vii) Midland and Central agree that extending the hours of online operations to 11:00 p.m. increase the probability that a program problem with the batch cycle will cause a delay in online availability the next day.

        If Midland decides to return to the online hours of 7:30 a.m. to 7:30 p.m. Midland will continue to pay the increased charges until Central is reimbursed for all costs it incurred in switching to the new hours and back to the original hours.

Schedule II as amended in the Second Amendment is amended to add the following:

    The following charges are in addition to the usage charges:

    Online Services 7:00 a.m. to 11:00 p.m., Monday
        through Saturday                                    $500/month
    Online Services 7:00 a.m. to 11:00 p.m., Sunday         $30,000/year
                                                            payable in monthly
                                                            installments

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3.  CONTINUATION OF ALL OTHER TERMS AND CONDITIONS. All other terms and conditions contained in the Agreement and not specifically referred to and modified herein shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

CENTRAL LIFE ASSURANCE CO.                       MIDLAND SAVINGS BANK FSB


By /s/ George T. Eldridge Jr.                    By /s/ Randall C. Bray
  -----------------------------                    ---------------------------
  George T. Eldridge, Jr.,                          Randall C. Bray,
  Senior Vice President                             President